UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Big Lots, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Big Lots, Inc.
300 Phillipi Road
Columbus, Ohio 43228

     This additional definitive proxy material is being filed with the Securities and Exchange Commission by Big Lots, Inc. (the “Company”) in connection with the solicitation of proxies by our Board of Directors for use at our 2013 Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate offices located at 300 Phillipi Road, Columbus, Ohio, on May 30, 2013, beginning at 9:00 a.m. EDT.

     It has come to the Company’s attention that the number of common shares of the Company reported as outstanding at the record date under the heading “Shareholder Voting Rights” on page [1] of the Proxy Statement that the Company began mailing to our shareholders on April 16, 2013 was incorrect due to a clerical error. At the record date, we had outstanding 58,218,482 common shares, $0.01 par value per share (as opposed to 57,942,982 as reported in the Proxy Statement). We are issuing this additional definitive proxy material to provide the correct information.

     Except as described above, this additional definitive proxy material does not modify, amend, supplement or otherwise affect the Proxy Statement.

April 16, 2013